EXHIBIT 2




                                 FIRST AMENDMENT

         FIRST AMENDMENT, dated as of October 21, 2002 (the "Amendment"), to the Rights Agreement, dated as of December 7, 1998 (the "Rights Agreement"), by and between CYBEROPTICS CORPORATION, a Delaware corporation (the "Company") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, such Amendment executed by and between the Company and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as successor in interest to Norwest Bank Minnesota, National Association (the "Rights Agent").

         WHEREAS, the Board of Directors has deemed it to be in the best interests of the Company to increase the Threshold Percentage from 15% to 20% and has approved this Amendment; and

         WHEREAS, pursuant to the terms of the Rights Agreement, the Company has delivered an officer's certificate to the Rights Agent which states that the proposed amendment has been approved by a majority of the Board of Directors of the Company and is in compliance with the terms of the section of the Rights Agreement regarding supplements and amendments.

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the Company and the Rights Agent agree to amend the Rights Agreement as follows:

         The definition of "Threshold Percentage" in Section 1 is hereby amended to read in its entirety:

         "Threshold Percentage" shall mean 20%.


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                             WELLS FARGO BANK MINNESOTA,
                             NATIONAL ASSOCIATION



                             By:       /s/ John Baker
                                      ------------------------------------------
                                      John Baker
                                      Assistant Vice President



                             CYBEROPTICS CORPORATION


                             By:      /s/ Steven M. Quist
                                      ------------------------------------------
                                      Steven M. Quist, Chief Executive Officer